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                                                                     EXHIBIT 3.5


                          CERTIFICATE OF INCORPORATION

                                       OF

                            TOLEDO TECHNOLOGIES INC.


                             ---------------------


        The undersigned DO HEREBY CERTIFY as follows:

        FIRST: The name of the Corporation is Toledo Technologies Inc.

        SECOND: The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent or such address is The Corporation Trust Company.

        THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

        Without limiting in any manner the scope and generality of the foregoing, it is hereby provided that the purposes, objects and powers of the Corporation shall be to engage in the business of contract metal stamping, heat treating and production grinding, and to manufacture, buy, sell, lease and deal in metal stampings and in parts thereof and accessories thereto and in devices, apparatus and kindred articles used in connection therewith.

        FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 100 shares of common stock of the par value of $1.00 per share.




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                                      -2-

        FIFTH: The names and mailing address of each of the incorporators are as follows:

                    Name                    Mailing Address
                    ----                    ---------------
                    Andrew B. Samet         Bendix Center
                                            Southfield, Michigan 48076

                    David H. Young          Bendix Center
                                            Southfield, Michigan 48076

        SIXTH: Election of directors need not be by written ballot unless and to the extent provided in the By-Laws of the Corporation.

        SEVENTH: The Board of Directors shall have the power, without the assent or vote of the stockholders to make, alter, amend or repeal By-Laws of the Corporation.

        EIGHTH: Unless otherwise determined by the Board of Directors of the Corporation, the Corporation shall indemnify, to the full extent permitted by the laws of Delaware as from time to time in effect, the persons described in
Section 145 of the General Corporation Law of the State of Delaware as in effect on the date hereof or other provisions of the laws of Delaware relating to indemnification of directors, officers, employees and agents as from time to time in effect. Such indemnification shall inure to the benefit of heirs, executors, administrators and personal representatives of those entitled to indemnification.

        NINTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers




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                                      -3-

appointed for this Corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

        IN WITNESS WHEREOF, this Certificate of incorporation has been signed by the incorporators this 14th day of December, 1977.


                                       ANDREW B. SAMET
                                       --------------------------
                                       Andrew B. Samet


                                       DAVID H. YOUNG
                                       --------------------------
                                       David H. Young